Exhibit 23.3

                           CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Level 3 Communications, Inc. on Form S-3 (File Nos. 333-71713 and 333-68887) and Form S-8 (File Nos. 333-42465, 333-68447, 333-58691 and 333-52697) of our report dated March 8, 1999, except for Note 20 as to which the date is March 18, 1999, on our audits of the consolidated financial statements and financial statement schedules of RCN Corporation and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is incorporated by reference in this Annual Report on Form 10-K.


                                             PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
March 31, 1999